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                                                                     Exhibit 3.4

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CASTLE TOWER HOLDING CORP.


     Castle Tower Holding Corp., a corporation organized and existing and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation by Unanimous Written Consent, resolved that the Corporation amend Section II.2 (Preferred Stock-Voting) of Article FOURTH (Capital Stock) of its Certificate of Incorporation as on file with the Secretary of State of Delaware to read as set forth below:

     "2.  Voting.
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     2A.  General. Except as may be otherwise provided in these terms of the
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Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Class B Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

     2B.  Board Size. The Corporation shall not, without the written consent or
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affirmative vote of the holders of at least two-thirds of the then outstanding shares of Preferred Stock (calculated on an "as converted" basis) voting together, consenting or voting (as the case may be) separately from all other classes or series of capital stock, increase the maximum number of directors constituting the Board of Directors to a number in excess of ten (10).

     2C.  Board Seats. The holders of the Preferred Stock voting together,
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separately from all other classes and series of capital stock of the Corporation shall be entitled to elect six(6) directors of the Corporation. The holders of the Class A Stock voting as a separate class, shall be entitled to elect two (2) directors of the Corporation. The holders of the Preferred Stock and both classes of Common Stock, voting together as a single class, shall be entitled to elect two (2) directors of the Corporation (with each share of Preferred Stock entitled to that number of votes per share on each such action as shall equal the number of shares of Class B Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.) At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority (calculated on an "as converted" basis) of the shares of Preferred
Stock then outstanding shall constitute a quorum of the Preferred Stock for the election of directors to be elected solely by the holders of the Preferred Stock or jointly by the holders of the Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Preferred Stock shall be filled only by vote or written consent of the holders of the Preferred Stock, a vacancy in any directorship elected by the holders of the Class A Stock shall be filled only by vote or written consent of the holders of the Class A Stock and a vacancy in any directorship elected jointly by the holders of
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the Preferred Stock and the Common Stock shall be filled only by vote or written consent of the holders of Preferred Stock and the Common Stock as provided above."

     SECOND: That said amendment has been consented to and authorized by all the holders of the issued and outstanding capital stock of the Corporation by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by Ted B. Miller, Jr., its Chief Executive
Officer/President, and attested by Kathy Glass Broussard, its Secretary, this the 16th day of June, 1997, and by execution hereof does declare and certify that this is the act and deed of the Corporation and the facts herein stated are true.

                            /s/ Ted B. Miller, Jr.
                           -----------------------------------------------
                           Ted B. Miller, Jr., Chief Executive Officer/President

                            /s/ Kathy Glass Broussard
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                           Kathy Glass Broussard, Secretary

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